UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

SC	00-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court, Greenville, SC 29615

(Address of principal executive offices, including zip code)

864-288-2432

(Registrant’s telephone number, including area code)

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	SCSC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) The Audit Committee (the “Audit Committee”) of the Board of Directors of ScanSource, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. Several firms were invited to participate in this process including Grant Thornton LLP (“Grant Thornton”), which has served as the Company’s independent registered public accounting firm since January 6, 2014.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on October 9, 2025, the Audit Committee approved the dismissal of Grant Thornton as the Company’s independent registered public accounting firm, effective upon completion of the interim review of the quarterly information on Form 10-Q for the three months ended September 30, 2025. Grant Thornton was notified of the dismissal on October 10, 2025. Upon completion of such services by Grant Thornton, the Company intends to file an amendment to this Current Report on Form 8-K with the specific date of dismissal and an update to the disclosures required by Item 304(a) of Regulation S-K through such date.

Grant Thornton’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2025 and June 30, 2024 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2025 and June 30, 2024, and in the subsequent interim period through October 9, 2025, there were no (1) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreement in connection with its report, or (2) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Grant Thornton with a copy of the foregoing disclosures and requested that Grant Thornton provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of Grant Thornton’s letter dated October 16, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) As a result of the competitive process noted above, on October 9, 2025, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2026 and related interim periods commencing after September 30, 2025, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter.

During the Company’s two most recent fiscal years ended June 30, 2025 and June 30, 2024, and for the subsequent interim period through October 9, 2025, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Grant Thornton LLP, dated October 16, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: October 16, 2025	/s/ STEVE JONES
Steve Jones
Senior Executive Vice President and Chief Financial Officer